UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2009
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	98-0454144
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas	78473
(Address of principal executive offices)	(Zip Code)

(361) 884-7474
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

October 15, 2009 Private Placement

Effective on October 15, 2009, Strategic American Oil Corporation (the “Company”) completed a private placement (the “Private Placement”) financing involving the sale of an aggregate of 12,500,000 units of the Company (each a “Unit”) to 30 purchasers (each a “Purchaser”) at a subscription price of $0.20 per Unit and for gross proceeds of $2,500,000.

10,890,000 Units were sold for cash consideration, yielding $2,178,000, and 1,610,000 Units were sold in settlement of debt in the aggregate amount of $322,000. Taking into account the settlement of such debt, and after deducting the payment of $50,000 in legal fees pursuant to the terms of the Securities Purchase Agreement (as defined below) and certain finders’ fees in the amount of $87,750, the net cash proceeds to the Company were $2,040,250, which will be used for working capital purposes and otherwise in the discretion of the Company’s management.

A total of 1,600,000 Units out of the 12,500,000 Units are being held in escrow pending receipt by the Company of subscription funds totaling $320,000, which is expected to occur on or about Friday, October 16, 2009.

Pursuant to the terms of the securities purchase agreement (the “Securities Purchase Agreement”), as entered into between each Purchaser and the Company, each Unit is comprised of one common share (each a “Share”) and one transferable common stock purchase warrant (each a “Warrant”) of the Company, with each such Warrant being exercisable for one additional common share of the Company (each a “Warrant Share”) at an exercise price of $0.35 per Warrant Share for a period of five years from the closing of the Private Placement, that is, until October 15, 2014.

Pursuant the terms of the Securities Purchase Agreement and subject to the terms thereof, the Purchasers have a right to participate in subsequent financings by the Company for up to five years from the date of the closing of the Private Placement on the same terms, conditions and price provided for in such subsequent financings. In addition, the Securities Purchase Agreement contains a price protection provision pursuant to which the Company will be required to issue additional shares to the Purchasers in the event the Company participates in a subsequent financing during the next three years in which securities are issued at less than the per Unit subscription price paid by such Purchasers, provided that the number of additional shares issuable to any Purchaser shall not exceed the number of Shares originally purchased by the Purchaser upon the closing of the Private Placement.

The Warrants, like the Securities Purchase Agreement, also contain a price protection provision, such that in the event that the Company issues shares or rights to acquire shares at a price less than the exercise price of the Warrants, the exercise price per Warrant Share will be reduced to equal such lower price and the number of Warrant Shares issuable pursuant to the Warrants shall be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price per Warrant Share, equals the aggregate exercise price prior to such adjustment, provided that the number of additional Warrant Shares issuable pursuant to any Warrant shall not, in the aggregate, exceed the number of Warrant Shares originally issuable under such Warrant.

In addition to the Securities Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each of the Purchasers, pursuant to which the Company has agreed to file a registration statement to register the Shares and Warrant Shares.

The Company relied on exemptions from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506 of Regulation D (with respect to 29 of the 30 Purchasers) and Regulation S (with respect to the remaining Purchaser), based on representations and warranties provided by the Purchasers in their respective Securities Purchase Agreement and, with respect to the one Purchaser for whom the Company relied upon Regulation S, pursuant to representations and warranties provided by such Purchaser in a side letter entered into by and between such Purchaser and the Company.

Other Issuances Subsequent to the Company’s Most Recent 10-Q Filing

In addition to the securities issued by the Company in the Private Placement as described above, the Company has issued certain other securities since the Company filed its 10-Q for its quarter ended April 30, 2009, which the Company filed with the Securities and Exchange Commission on June 15, 2009. The Company was not required to file an 8-K regarding the issuances described below previously because the number of shares issued pursuant to such issuances, in the aggregate, constitute less than 5% of the number of shares outstanding as of such 10-Q filing. The following is a description of these issuances:

  Effective June 17, 2009, the Company issued 33,334 shares of restricted common stock to one shareholder pursuant to the terms of a consulting agreement at a deemed price of $0.35 per share. The Company relied on an exemption from registration under the Securities Act provided by Regulation S.

  Effective July 14, 2009, the Company issued 85,714 shares of restricted common stock to two shareholders pursuant to the terms of a consulting agreement at a deemed price of $0.35 per share. The Company relied on an exemption from registration under the Securities Act provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

  Effective July 31, 2009, the Company issued 57,144 shares of restricted common stock to one shareholder pursuant to the terms of a services agreement at a deemed price of $0.35 per share. The Company relied on an exemption from registration under the Securities Act provided by Regulation S.

  Effective September 15, 2009 the Company completed (i) a private placement for 460,166 Units to seven subscribers at a subscription price of $0.30 per Unit for gross proceeds of $138,050 and (ii) a private placement for 479,332 Units to four subscribers at a subscription price of $0.30 per Unit for the conversion of debt in the amount of $143,800. Each Unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase an additional common share at an exercise price of $0.40 per warrant share, for a period of three years from the date of issuance. The Company relied on exemptions from registration under the Securities Act provided by Regulation S (with respect to eight of the subscribers) and Rule 506 of Regulation D (with respect to the remaining three subscribers).

  Effective October 6, 2009, the Company issued 66,666 shares of restricted common stock to one shareholder pursuant to the terms of a consulting agreement at a deemed price of $0.35 per share. The Company relied on an exemption from registration under the Securities Act provided by Regulation S.

  Effective October 12, 2009, the Company issued 100,000 shares of restricted common stock to one shareholder pursuant to the terms of a services agreement at a deemed price of $0.20 per share. The Company relied on an exemption from registration under the Securities Act provided by Regulation S.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Submitted herewith:

Exhibit	Description

4.1	Form of Warrant Certificate issued to Subscribers pursuant to the October 15, 2009 Private Placement.

10.1	Form of Securities Purchase Agreement regarding the October 15, 2009 Private Placement.

10.2	Form of Registration Rights Agreement regarding the October 15, 2009 Private Placement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION

Date: October 15, 2009.
“Johnathan Lindsay”
	Name:	Johnathan Lindsay
	Title:	Secretary, Treasurer and Chief Financial Officer

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